UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2004

Asset Acceptance Capital Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-00767779
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28405 Van Dyke Avenue, Warren, Michigan		48093
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	586-939-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2005, the Compensation Committee ("Committee") of the Board of Directors (the "Board") of Asset Acceptance Capital Corp. (the "Company") approved the following executive compensation arrangements.

2004 Bonus Plan

The Committee approved performance plan awards for the executive officers based on the Company’s achievement of internal EBITDA targets and in the case of all individual officers except for Mr. Reitzel, the attainment of specific individual performance measures. Based on these factors, the executive officers received the following bonuses, which will be paid on March 15, 2005:

Rufus H. Reitzel, Jr. $347,070
Nathaniel F. Bradley, IV $194,963
Mark A. Redman $102,989
Phillip L. Allen $ 52,635
Donald O’Neill $ 46,103

Salary Adjustments for Certain Executive Officers

The Committee approved the following salaries for the executive officers of the Company, effective January 1, 2005:

Rufus H. Reitzel, Jr. $575,000
Nathaniel F. Bradley, IV $340,000
Mark A. Redman $200,000
Phillip L. Allen $139,000
Donald O’Neill $116,000

Stock Option Grants

The Committee has approved granting the following executive officers stock options. Mr. Reitzel and Mr. Bradley are to receive an option to purchase 15,000 shares of common stock of the Company which will vest on January 1, 2006, assuming continued satisfactory performance with the Company. Thomas Good, the Company's General Counsel, is to receive an option to purchase 25,000 shares of common stock of the Company which will vest 25% on each of the following dates: January 1, 2006, January 1, 2007, January 1, 2008 and January 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.

March 10, 2005	By:	Nathaniel F. Bradley, IV

Name: Nathaniel F. Bradley, IV
Title: President and CEO